AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 16, 2004
                                                      REGISTRATION NO. 333-51904
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                    Form S-3
                         POST-EFFECTIVE AMENDMENT NO. 1
             REGISTRATION STATEMENT under THE SECURITIES ACT OF 1933



                                ---------------
                                   AGWAY, INC.
             (Exact name of registrant as specified in its charter)
                                    DELAWARE
                            (State of incorporation)
                                   15-0277720
                      (I.R.S. Employer Identification No.)
                              333 Butternut Drive,
                             DeWitt, New York 13214
                    (Address of principal executive offices)
                                  315-449-7446

KAREN J. OHLIGER                                           JAMES E. CAIN, Esq.
    AGWAY,  INC.                                   SUTHERLAND,  ASBILL & BRENNAN
   Box 4933                                     1275 Pennsylvania  Avenue,  N.W.
Syracuse,  New York 13221                            Washington,D.C.  20004-2404
  315-449-6147                                             202-383-0180
(Name and address of agent for service)

                                ----------------






     If the only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. o
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. o
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement number of the earlier effective registration statement for the same offering. o
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. o


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PAGE 1 OF 4.

                         POST-EFFECTIVE AMENDMENT NO. 1


The Registrant, Agway, Inc., filed for reorganization under the United States Bankruptcy Code on October 1, 2002. Prior to that time, as part of an internal reorganization, Agway Financial Corporation merged into the Registrant. The Registrant ceased offering the securities registered under this Registration Statement (#333-51904) on March 6, 2002. A Plan of Liquidation under the Bankruptcy Code is expected to be confirmed by the Bankruptcy Court and is expected to be confirmed by creditors on or about April 21, 2004. The Registrant has filed this Post-Effective Amendment No. 1 to deregister the unsold portion of the securities under the Registration Statement, including:

AGWAY, INC.
Guarantee of the Debt Securities

Guaranteed, Subordinated Member and Subordinated Money Market Certificates Guaranteed, Subordinated Member and Subordinated Money Market Certificates under the Interest Reinvestment Option

Under  this  Registration  Statement   (#333-51904),   the  Company  has  issued
securities in the following amounts:


                         Title of each class of Security
                         -------------------------------

                                                             Principal Amount or
                                                               Number of Shares
                                                             -------------------
AGWAY, INC.
Guarantee of the Debt Securities                                       ---

Guaranteed, Subordinated Member and Subordinated
Money Market Certificates                                               *
Guaranteed, Subordinated Member and Subordinated
 Money Market Certificates under the Interest
 Reinvestment Option                                                    *
                                                             -------------------
                                                                  $ 49,000,000
                                                             ===================

*The principal amount of Certificates sold at a particular interest rate and maturity date and the proceeds realized can vary. However, the aggregate price to the public was not to exceed $49,000,000.

The following unsold portion of the securities registered are accordingly withdrawn from registration under this Post-Effective Amendment No. 1 and this Registration Statement will be terminated.


                         Title of each class of Security
                         -------------------------------

                                                                                             Principal Amount or
                                                                                               Number of Shares
                                                                                            --------------------------
Agway, Inc.
-----------
Guarantee of the Debt Securities                                                                      ---

Guaranteed, Subordinated Member and Subordinated Money Market Certificates                             *
Guaranteed, Subordinated Member and Subordinated Money Market Certificates
    under the Interest Reinvestment Option                                                             *
                                                                                             ----------------------
                                                                                             $                 0.00
                                                                                             ======================

The Registration Statement on Form S-3 filed July 3, 2001 (#333-59808) covers a new offering of:

AGWAY, INC.
Series HM Preferred Stock
Membership Common Stock
Guaranteed, Subordinated Member and Subordinated Money Market Certificates Guaranteed, Subordinated Member and Subordinated Money Market Certificates
    under the Interest Reinvestment Option

The prospectus included in the July 3, 2001 Registration Statements became effective on July 5, 2001 and does not relate to the securities being withdrawn from registration hereby.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Agway, Inc., a corporation duly organized and existing under the laws of
Delaware, has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of DeWitt, and the State of New York, 13214, on the 16th day of April 2004.

                                   AGWAY INC.


                                       By            /s/ JOHN F. FEENEY
                                         ---------------------------------------
                                                         John F. Feeney
                                                     Corporate Controller
                                                (Principal Accounting Officer)


Pursuant to Rule 478 of the Regulations under the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the Agent for Service named in this amendment to the Registration Statement.


         Signature                         Title                       Date
         ---------                         -----                       -----


   /s/ KAREN J. OHLIGER               Agent for Service           April 16, 2004
-------------------------------
     Karen J. Ohliger